Exhibit 99.1

Intec Pharma Announces Pricing of $4.9 Million Registered Direct Offering

JERUSALEM (August 7, 2020) - Intec Pharma Ltd. (NASDAQ: NTEC) (“Intec” or “the Company”), today announced that it has entered into a definitive agreement with Aspire Capital Fund (“Aspire”) for the purchase and sale, in a registered direct offering, of 7,125,000 of the Company’s ordinary shares at a purchase price of $0.3511 per share, and pre-funded warrants to purchase 7,125,000 of the Company’s ordinary shares at a purchase price of $0.3411 per warrant, which represents the per warrant offering price less the $0.01 per share exercise price for each such warrant. The offering is expected to close on or about August 10, 2020, subject to satisfaction of customary closing conditions.

The gross proceeds to Intec from this offering are expected to be approximately $4.9 million, before deducting a commitment fee payable to Aspire of $250,000 and other offering expenses. The Company intends to use the net proceeds from the offering to fund its research and development activities and for working capital and general corporate purposes.

The ordinary shares, the pre-funded warrants and the ordinary shares underlying the pre-funded warrants are being offered by Intec pursuant to a “shelf” registration statement on Form S-3 (File No. 333-230016) previously filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2019 and declared effective by the SEC on March 28, 2019. The offering of the securities will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the ordinary shares being offered will be filed with the SEC.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Intec Pharma Ltd.

Intec Pharma is a clinical-stage biopharmaceutical company focused on developing drugs based on its proprietary Accordion Pill platform technology. The Company’s Accordion Pill is an oral drug delivery system that is designed to improve the efficacy and safety of existing drugs and drugs in development by utilizing an efficient gastric retention and specific release mechanism. The Company’s product pipeline includes two product candidates in clinical trial stages: Accordion Pill Carbidopa/Levodopa, or AP-CD/LD, which is in late-stage Phase 3 development for the treatment of Parkinson’s disease symptoms in advanced Parkinson’s disease patients, and AP-cannabinoids, an Accordion Pill to deliver either or both of the primary cannabinoids contained in Cannabis sativa, cannabidiol (CBD) and tetrahydrocannabinol (THC) for various pain indications. In addition, the Company has a research collaboration with Merck & Co.

For more information, visit www.intecpharma.com. Intec Pharma routinely posts information that may be important to investors in the Investor Relations section of its website.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements about our expectations, beliefs and intentions. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should”, “could”, “might”, “seek”, “target”, “will”, “project”, “forecast”, “continue” or “anticipate” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. These forward-looking statements are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this press release are made as of the date of this press release, and we undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise, except as required by law. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of our control. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the following: market and other conditions, the completion of the registered direct offering, the satisfaction of customary closing conditions related to the registered direct offering and the intended use of proceeds from the registered direct offering, our limited operating history and history of operating losses, our ability to continue as a going concern, our ability to obtain additional financing, our ability to successfully operate our business or execute our business plan, the timing and cost of our clinical trials, the completion and receiving favorable results in our clinical trials, our ability to obtain and maintain regulatory approval of our product candidates, our ability to protect and maintain our intellectual property and licensing arrangements, our ability to develop, manufacture and commercialize our product candidates, the risk of product liability claims, the availability of reimbursement, and the influence of extensive and costly government regulation. More detailed information about the risks and uncertainties affecting us is contained under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the SEC on March 13, 2020, and in other filings that we have made and may make with the Securities and Exchange Commission in the future.

Intec Pharma Investor Contact:

Will O’Connor

Stern IR

+1 212-362-1200

will@sternir.com